File No. 001-10581

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Bentley Pharmaceuticals, Inc.
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Florida                                              59-1513162
-----------------------                                    -------------------
(State of Incorporation                                     (I.R.S. Employer
     or Organization)                                      Identification No.)


4830 West Kennedy Boulevard, One Urban Centre, Suite 550, Tampa, Florida   33609
--------------------------------------------------------------------------------
      (Address of principal executive offices)                        (Zip Code)

If this Form relates to the registra- If this Form relates to the registra-tion of a class of debt securities tion of a class of debt securities and and is effective upon filing pursuant is to become effective simultaneously to General Instruction A(c)(1) please with the effectiveness of a concurrent
check the following  box.  [ ]           registration statement under the  Secu-
                                         rities Act of 1933 pursuant to  General
                                         Instruction  A(c)(2),  please check the
                                         following box.  [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                Name of Each Exchange on Which
to be so Registered                Each Class is to be Registered
-------------------                ------------------------------

Common Stock                       Pacific Stock Exchange
-------------------                ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:  None.



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Item 1.      Description of Registrant's Securities to be Registered.

         Information required by this Item 1 relating to the Registrant's Common Stock is incorporated by reference to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 33-65125) that was filed with the Securities and Exchange Commission on February 12, 1996, under the section captioned "Description of Securities" on page 49 of the prospectus contained therein.

Item 2.      Exhibits.

          3.1 Articles of Incorporation of the Registrant, as amended and restated. (Reference is made to Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 33-65125) that was filed with the Securities and Exchange Commission on January 31, 1996, which exhibit is incorporated herein by reference.)

          3.2 By-Laws of the Registrant, as amended and restated. (Reference is made to Exhibit 3.2 to the Registrant's Form 10-K filed June 30, 1989, Commission File No. 1-10581, which exhibit is incorporated herein by reference.)

          3.3 Amendment to By-Laws of the Registrant. (Reference is made to Exhibit 3.2(a) to the Registrant's Amendment No. 1 on Form S-3 to Form S-1 Registration Statement, Commission File No. 33-35941, which exhibit is incorporated herein by reference.)











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


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 BENTLEY PHARMACEUTICALS, INC.


Date: March 21, 1996             By:  /s/ Michael D. Price
                                    -----------------------------------------
                                      Michael D. Price
                                      Vice President and Chief Financial Officer













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